UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 6, 2008

Euronet Worldwide, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-31648 (Commission File Number)	74-2806888 (I.R.S. Employer Identification No.)

4601 College Boulevard, Suite 300

Leawood, Kansas 66211

(Address of principal executive office)(Zip Code)

(913) 327-4200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)        On March 6, 2008, the Compensation Committee (the “Committee”) of the Board of Directors of Euronet Worldwide, Inc. (the “Company”) established the performance metrics and bonus opportunities for 2008 under the Company’s Executive Annual Incentive Plan (“Plan”).

The Committee established bonus opportunities for participants at threshold, target and maximum levels expressed as a percentage of base salary. The threshold, target and maximum bonus opportunities for certain of the executive officers as a percentage of base salary were established as follows:  Michael J. Brown, Chairman and Chief Executive Officer – 50%, 100% and 200%, Kevin J. Caponecchi, President – 30%, 60% and 120%, Rick L. Weller, Executive Vice President - Chief Financial Officer – 30%, 60% and 120%, Jeffrey B. Newman, Executive Vice President - General Counsel – 20%, 40% and 80%, Miro I. Bergman, Executive Vice President - Chief Operations Officer, Prepaid Processing Segment – 30%, 60% and 120% and Juan C. Bianchi, Executive Vice President — Managing Director, Money Transfer Segment – 30%, 60% and 120%.

The Committee established cash EPS as the performance metric for the bonus opportunities for Messrs. Brown, Caponecchi, Weller, Newman, Bergman and Bianchi. The Company defines “cash EPS” as GAAP earnings per share excluding the impacts of a) foreign exchange gains or losses, b) discontinued operations, c) debt restructuring or early debt retirement charges, d) tax-effected share based compensation, e) tax-effected intangible asset amortization and f) other non-operating or unusual items that cannot be accurately projected. For Messrs. Brown, Weller, Caponecchi and Newman, cash EPS will be adjusted to include certain one time expenses that would otherwise have been excluded in calculating cash EPS (the “Adjustment”). With respect to these four executives, any bonus that is not payable with respect to 2008 solely due to the Adjustment would be accrued and payable in 2010 if the threshold bonus opportunities are met with respect to 2009.

The performance metrics for Mr. Bergman’s bonus opportunity are operating income for the prepaid processing division (given a 70% weighting) and the unadjusted Company-wide performance criteria set forth above (given a 30% weighting). The performance metrics for Mr. Bianchi’s bonus opportunity are operating income for the money transfer division (given a 70% weighting) and the unadjusted Company-wide performance criteria set forth above (given a 30% weighting).

Under the 2008 program, if any participant fails to meet the threshold bonus opportunity pursuant to the performance metrics set forth above, the participant is nevertheless eligible to receive a bonus of up to 35% of the participant’s threshold bonus amount if the participant achieves personal or strategic goals as determined by the Committee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

EURONET WORLDWIDE, INC.

By:	/s/ Jeffrey B. Newman
Jeffrey B. Newman
Executive Vice President - General Counsel

Date: March 12, 2008